EXHIBIT 11

                      METROMEDIA INTERNATIONAL GROUP, INC.
                        Computation of Earnings Per Share
                    (in thousands, except per share amounts)

                                                                            Three months ended
                                                                            ------------------
                                                                           June 30,           June 30,
                                                                             1998               1997
                                                                             ----               ----
  Loss Per Share - Basic (A):
     Continuing operations                                         $       (22,189)     $     (45,958)
     Cumulative convertible preferred stock dividend requirement            (3,752)               -
                                                                       -----------------   --------------
     Continuing    operation    attributable   to   common   stock         (25,941)           (45,958)
     shareholders
     Discontinued operations                                                 5,267            (25,914)
     Extraordinary item                                                        -               (1,094)
                                                                       -----------------   --------------
     Net loss available for common stock shareholders              $       (20,674)     $     (72,966)
                                                                       -----------------   --------------
                                                                       -----------------   --------------

  Weighted average common shares outstanding during the period              69,046             66,186
                                                                       -----------------   --------------
                                                                       -----------------   --------------
  Loss Per Share - Basic:
     Continuing operations                                         $         (0.38)     $       (0.69)
     Discontinued operations                                                  0.08              (0.39)
     Extraordinary item                                                         -               (0.02)
                                                                       -----------------   --------------
     Net loss                                                      $         (0.30)     $       (1.10)
                                                                       -----------------   --------------
                                                                       -----------------   --------------


                                                                             Six months ended
                                                                             ----------------
                                                                         June 30,           June 30,
                                                                           1998               1997
                                                                           ----               ----
  Loss Per Share - Basic (A):
     Continuing operations                                         $       (45,152)      $    (59,463)
     Cumulative convertible preferred stock dividend requirement            (7,504)              -
                                                                       -----------------   --------------
     Continuing operation attributable to common stock                     (52,656)           (59,463)
       shareholders

     Discontinued operations                                                 5,267            (34,667)
     Extraordinary item                                                        -               (1,094)
                                                                       -----------------   --------------
                                                                       -----------------   --------------
     Net loss available for common stock shareholders              $       (47,389)      $    (95,224)
                                                                       -----------------   --------------
                                                                       -----------------   --------------

  Weighted average common shares outstanding during the period              68,810             66,171
                                                                       -----------------   --------------
                                                                       -----------------   --------------

  Loss Per Share - Basic:

     Continuing operations                                         $         (0.77)      $      (0.90)
     Discontinued operations                                                  0.08              (0.52)
     Extraordinary item                                                         -               (0.02)
                                                                       -----------------   --------------
     Net loss                                                      $         (0.69)      $      (1.44)
                                                                       -----------------   --------------
                                                                       -----------------   --------------



(A) In calculating diluted earnings per share, no potential shares of common stock are to be included in the computation of diluted earnings per share when a loss from continuing operations available to common stockholders exists. For the three and six months ended June 30, 1998 and 1997, the Company had a loss from continuing operations.